UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) January 3, 2006


                                  CytoDyn, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Colorado                      000-49908                 75-3056237
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


               227 E. Palace Ave, Suite M, Santa Fe, NM     87501
              -----------------------------------------------------
              (Address of Principal Executive Offices)   (Zip Code)


                                 (505) 988-5520
                                 --------------
              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 4.02 (b)

On August 29, 2006 the our auditors, Cordovano & Honeck, P.C. notified us that they believe a commitment or contingency that was previously reported on our Form 10QSB for the quarter ended February 29, 2006 should be recharacterized and reflected in the our current audited financial statements for the year ended May 31, 2006. Our auditors did not sign the audit letter for the original Form 10KSB filed on August 29, 2006 as they believe the financial statements accompanying the Form 10KSB could not be relied upon. We will therefore be amending our 10KSB immediately to include a $150,000 contingency liability for a legal judgement that is on appeal. See details below. Included in the amended Form 10KSB will be the signed audit letter therefore reflecting our financial statements can now be relied upon for the fiscal year ended May 31, 2006.

Rex H. Lewis, a Defendant and former director and C.E.O. of Amerimmune Pharmaceuticals, Inc. filed a First Amended Cross-Complaint against CytoDyn of New Mexico, Inc., (predecessor company) Allen D. Allen, Corinne E. Allen, Ronald
J. Tropp, Brian J. McMahon , Daniel M. Strickland, M.D. and unknown others designated as "Does 101-150".

The Cross-Complaint was settled pursuant to a settlement agreement entered into by the parties involved. The terms of the agreement are confidential.

In connection with that settlement, Mr. Lewis and Maya LLC were awarded by the Los Angeles Superior Court attorneys' fees in the amount of approximately $150,000. We have appealed the Court's order. The matter has not yet been briefed. Management believes we have a strong basis to appeal. In any event, this judgement has been accrued on the financial statements accompanying the amended Form 10KSB, which will be immediately filed after this report has been filed.

Our auditors have provided a letter which is attached as an Exhibit concurring with the disclosures filed herein.



                                   SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CytoDyn, Inc.


Date: September 1, 2006                 /s/ Allen D. Allen
                                        ----------------------------
                                        Allen D. Allen
                                        President